SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 15, 2001
Date of Report (Date of earliest event reported)

Aperian, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-8164 (Commission File Number)	74-2971167 (IRS Employer Identification No.)

3030 North 3rd Street, 7th Floor Phoenix, Arizona (Address of principal executive offices)		85012 (Zip Code)

(602) 776-0883
(Registrant’s telephone number, including area code)

Item 5. Other Events.

              On August 16, 2001, Aperian, Inc. issued the following press release:

Aperian Announces Results of Annual Shareholder Meeting

Company Name Changes to Fourthstage Technologies, Inc., Ticker to Change To FOUR on Nasdaq National Market

PHOENIX, Aug. 16 /PRNewswire/ — Aperian, Inc. (Nasdaq: APRN — news) today reported results of its annual meeting during which shareholders approved a proposal changing the company’s name to Fourthstage Technologies, Inc. Fourthstage is the Phoenix-based integration, professional and managed services company with which Aperian merged this April.

The company’s Nasdaq national market ticker symbol will change to FOUR, beginning Monday, August 20, 2001 and Aperian shareholders will be able to convert existing stock certificates into Fourthstage Technologies certificates.

Shareholders also confirmed the composition of the company’s board of directors, including new board member Karl Schaefer. Mr. Schaefer, who formerly spearheaded operations for Prudential Europe, represents the company’s largest shareholder, Entrepreneurial Investors Limited.

“In just a few months, our new team has refocused the company, reduced debt and redirected data center operations toward profitability,” said Chairman and CEO Kevin Craig. “From reductions in debt and increased revenues to an impressive addition to our board of directors, we’re on the right track moving ahead.”

Earlier this week, Aperian announced record quarterly revenues totaling $7.2 million for the quarter ended June 30, 2001. Additionally, the company reported it has retired its debt and lease obligations to Hewlett-Packard, Inc. and renegotiated reductions in bandwidth commitments with carriers WorldCom, Inc. and Genuity, Inc. The company also settled debts that will reduce operational expenses associated with its Internet data center operations.

Also approved was a proposal that allows the conversion of merger-related preferred stock to common and adjustments to the company’s option plan. The company’s official name change is pending final approval by the Delaware secretary of state.

About the Company

Aperian is an enterprise integration, professional services, managed services and product development company that focuses on providing its enterprise customers with the latest innovations in architectures, infrastructures, professional services, applications and technology products. Armed with leading edge technologies from Sun Microsystems, Hewlett-Packard, Oracle, Veritas, Hitachi, StorageTek and Cisco Systems. Fourthstage Technologies, Inc. is a wholly owned subsidiary of Aperian, Inc.

The statements made by Aperian/Fourthstage Technologies may be forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Aperian/Fourthstage Technologies believes that its primary risk factors include, but are not limited to: the need for substantial financing requirements; the need for continued growth in the market for business-related Internet solutions; the need to develop effective internal processes and systems; the ability to attract and retain high quality employees; changes in the overall economy; changes in technology; the number and size of competitors in its markets; changes in the law and regulatory policy; and the mix of product and services offered in Aperian/Fourthstage Technologies’ target markets. Additional discussion of these and other factors affecting Aperian/Fourthstage Technologies’ business and prospects is contained in Aperian/Fourthstage Technologies periodic filings with the U.S. Securities and Exchange Commission. Aperian/Fourthstage Technologies disclaims any proprietary interest in the marks and names of others.

    CONTACTS:
    Media — Colleen Ryan
    602-776-0883
    cryan@fourthstage.com

    Investors — Frank Milano
    512-771-8885
    fmilano@fourthstage.com

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APERIAN, INC.

Date: August 17, 2001	By : /s/ Roger Friedman

Roger Friedman

Secretary